Exhibit 5

March 28, 2013

The Board of Directors
HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, MA 01701

HeartWare International, Inc.
13,527 Shares of Common Stock

Ladies and Gentlemen:

As Senior Vice President of and General Counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), I am familiar with (i) the automatic shelf registration statement on Form S-3ASR (Registration No. 333-171054) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on December 9, 2010 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, being hereinafter collectively referred to as the “Registration Statement”); the base prospectus, dated December 9, 2010, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s common stock, preferred stock, debt securities, warrants and units generally, which was included as part of the Registration Statement at the time it was declared effective on December 9, 2010 (the “Base Prospectus”); and the prospectus supplement, dated March 28, 2013, relating to the resale by the selling stockholder named therein of 13,527 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Prospectus Supplement”) (the Base Prospectus, as supplemented by the Prospectus Supplement, in the form first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, including the documents incorporated or deemed to be incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).

In that connection, I have reviewed originals or copies of the following documents:

(a)           Resolutions adopted by the Board of Directors of the Company on September 20, 2012 and November 7, 2012.

(b)           The Patent Assignment and License Agreement, dated as of December 28. 2012, by and among HeartWare, Inc., a wholly owned subsidiary of the Company (“HeartWare, Inc.”), SCR, Inc. and Paul A. Spence;

(c)           The certificate of incorporation and by-laws of the Company, each as amended through the date hereof;

(d)           The Registration Statement;

(e)           The Prospectus;

(f)            The Certificate No. ZQ00000268 representing 13,527 shares of common stock of the Company; and

(g)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as I have deemed necessary as a basis for the opinion expressed below.

Based upon the foregoing and upon such other investigation as I have deemed necessary and subject to the qualifications set forth below, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

My opinion set forth above is limited to the General Corporation Law of the State of Delaware and I do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

I hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated the date hereof and to the reference to me under the heading “Legal Matters” in the Prospectus.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and General Counsel
HeartWare International, Inc.